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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported):  April 7, 2000

                               Netcentives Inc.
            (Exact name of Registrant as specified in its charter)


           Delaware                       000-27253             93-1213291
(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
incorporation or organization)                               Identification No.)



                              475 Brannan Street
                            San Francisco, CA 94107
              (Address of principal executive offices) (Zip code)


                                (415) 538-1888
             (Registrant's telephone number, including area code)



         (Former name or former address, if changed since last report)
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Item 2.   Acquisition or Disposition of Assets

          On April 7, 2000, Netcentives Inc., a Delaware corporation (the "Company"), acquired Post Communications, Inc., a Delaware corporation ("Post"),
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by the statutory merger (the "Merger") of Correspondence Acquisition
                              ------
Corporation, a Delaware corporation and wholly-owned subsidiary of the Company ("Company Sub") with and into Post. The Merger was accomplished pursuant to the
  -----------
Agreement and Plan of Reorganization, dated as of February 15, 2000, among the Company, Company Sub and Post, and a related Certificate of Merger (collectively, "Merger Agreements"). The Merger occurred following the approval
                -----------------
of the Merger Agreements by the stockholders of Post pursuant to an action by written consent by the stockholders and satisfaction of certain other closing conditions. As a result of the Merger, the Company became the owner of 100% of the issued and outstanding shares of Post common stock and each outstanding share of Post Capital Stock and options and warrants to purchase Post Capital Stock was converted into 0.357918050001 shares of the Company's Common Stock and options and warrants to purchase the Company's Common Stock.

          A total of approximately 5,965,504 shares of the Company's Common Stock will be issued to former Post stockholders in exchange for the acquisition by the Company of all outstanding Post capital stock. The shares issued to Post stockholders were issued pursuant to an exemption from registration under
Section 3(a)(10) of the Securities Act of 1933, as amended, after a qualification by permit under Section 25121 of the California Corporations Code which was issued on March 29, 2000. Post options and warrants to purchase Post Captial Stock were assumed by the Company and remain outstanding as options and warrants to purchase shares of the Company's Common Stock.

          Under the terms of the Merger Agreements and a related Escrow Agreement dated April 7, 2000, a total of 628,229 shares of the Company's Common Stock will be held in escrow for the purpose of indemnifying the Company, Post, and each of their respective affiliates, officers, directors, employees, representatives and agents against certain liabilities of Post.

          The Acquisition will be accounted for as a purchase transaction.

          The number of shares of the Company's Common Stock issued to the stockholders of Post was determined pursuant to a formula set forth in the Merger Agreement. The formula was agreed upon in arms-length negotiations among the parties and took account of various factors concerning the relative valuations of the Company and Post.

          Post is a provider of customized email marketing, delivering a range of marketing services to help client companies build strong customer relationships. The Company intends to integrate the services Post currently provides with its own suite of services to become a more comprehensive provider of customer acquisition and loyalty programs. This acquisition is in keeping with the Company's stated objective of providing a technology platform, as well as marketing and technical services, that enable our business clients to optimize their customer, employee and partner relationships through reward and recognition.

                                      -2-
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Item 7.   Financial Statements and Exhibits


     (a)  Financial Statements of Business Acquired.
          -----------------------------------------

         In accordance with Item 7(a)(4) of the Instructions to Form 8-K, the Company hereby agrees to file financial statements of Post on or before June 20, 2000.

     (b)  Pro Forma Financial Information.
          -------------------------------

          In accordance with Items 7(a)(4) and 7(b)(2) of the Instructions to Form 8-K, the Company hereby agrees to file pro forma financial statements for the combined business of the Company and Post on or before June 20, 2000.

     (c)  Exhibits.
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          2.2  Agreement and Plan of Reorganization dated February 15, 2000, among the Company, Company Sub and Post.


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                                  SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                  NETCENTIVES INC.
                                  (Registrant)



Date:  April 21, 2000             By:  /s/ JOHN F. LONGINOTTI
       --------------                  ----------------------------------------
                                       John F. Longinotti
                                       Executive Vice President, Operations and
                                       Chief Financial Officer
                                       (Duly Authorized and Principal Financial
                                       and Accounting Officer.)

                                     -4-
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                               INDEX TO EXHIBITS

                                                                 Sequentially
Exhibit                                                            Numbered
Number    Description                                                Page
------    -----------                                            ------------

2.2*      Agreement and Plan of Reorganization dated
          February 15, 2000, among the Company, Company
          Sub and Post.

_____________________
* The Registrant hereby agrees to file a copy of the exhibits and schedules to such agreement upon the request of the Commission.

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